Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-Q of Mobetize Corp. for the quarterly period ended June 30,

2016, as filed with the Securities and Exchange Commission on the date hereof, I Elena Karamushko do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-

Oxley Act of 2002, that:

(1)

this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities

Exchange Act of 1934; and

(2)

the information contained in this report fairly presents, in all material respects, the financial condition of the registrant at the end of the period covered by this report and results of operations of the registrant for the period covered by this report.

Dated:  August  12th, 2016

/s/ Elena Karamushko

Elena Karamushko

Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and

shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the registrant for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. This certification shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.